UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 11, 2016

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On March 11, 2016, Dawson Geophysical Company (the “Company”) issued a press release (the “Press Release”) reporting its preliminary financial results for its fiscal 2015 year-end and the quarter ended December 31, 2015, the fourth quarter of the Company’s 2015 fiscal year. This form 8-K/A is filed as an amendment to the Company’s Current Report on Form 8-K dated March 11, 2016 (the “Form 8-K”), which furnished the Press Release as Exhibit 99.1 thereto, and is being filed to correct an error in the Reconciliation of EBITDA to Net Cash Provided by (Used In) Operating Activities table included in the financial information set forth in the Press Release. The amounts provided in the Press Release for total reconciled EBITDA were correct, but two of the component calculations (“Net cash provided by (used in) operating activities” and “Changes in working capital and other items) required correction (as set forth in the table below) for the quarter ended December 31, 2015 as well as the 2015 fiscal year.

The Reconciliation of EBITDA to Net Cash Provided by (Used In) Operating Activities table in the Press Release is amended and restated as follows:

Reconciliation of EBITDA to Net Cash Provided by (Used In) Operating Activities

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)

Net cash provided by (used in) operating activities	$2,734	$(1,683)	$20,612	$30,472
Changes in working capital and other items	1,573	5,040	(11,968)	(8,426)
Noncash adjustments to net loss	(362)	(451)	(1,156)	(1,270)
EBITDA	$3,945	$2,906	$7,488	$20,776

Other than the correction of the table described above, no other changes have been made to the Form 8-K or the Press Release.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth herein is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: March 15, 2016	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Accounting Officer